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                                                                    Exhibit 10.9



                               Amendment No. 2 to
                     the International Operating Agreement
                                    Between
            General Electric Capital Corporation and Certain of its
                        Subsidiaries and Affiliates and
                    NACCO Materials Handling Group, Inc. and
                   Certain of its Subsidiaries and Affiliates
                              Dated April 15, 1998
                          as amended on ________, 1998


     WHEREAS, General Electric Capital Corporation ("GECC") and NACCO Materials Handling Group, Inc. ("NMHG") each have determined that it is in their best interest to make certain amendments to the above-captioned Agreement, as amended (the "Agreement").

     NOW, THEREFORE, in consideration of the above premises and mutual covenants contained hereinbelow, the parties hereto hereby agree that as of DECEMBER 31,
1999, the Agreement is hereby amended as follows:                 -----------

     1. Section 1.17 shall be deleted in its entirety and the following substituted in its stead:

1.17 "WHOLESALE ACCOUNT" shall mean and include any loan or other extension of credit, now or hereafter, by a GE Capital Company to either: (i) any non-U.S. Dealer (whether or not owned by any of the NMHG Group or any of their respective affiliates or subsidiaries), or (ii) any of the NMHG Group or any of their respective affiliates or subsidiaries secured by Equipment (whether or not such Equipment is purchased directly from the proceeds of any such loan or other extension of credit or is kept as inventory for sale or as part of the respective party's rental fleet).

     2. Section 3.7(a) shall be deleted in its entirety and the following substituted in its stead:

     For the Base Term (as that term is described in Section 6.8 hereof) of this Agreement, in the event of a default under any of the Wholesale Accounts executed pursuant to this Agreement, NMHG will, within twenty (20) days of demand, repurchase any such Wholesale Account(s) affected by such default and pay the applicable GE Capital Company the amount then owed by the respective party thereto to such GE Capital Company under the default pursuant to the terms of the respective Documentation ("Repurchase Price"). For purposes of this
Section 3.7, default is defined as: (i) any amount payable under the applicable Documentation being 61 days past due; (ii) when the respective party files, or has filed against it, a petition in bankruptcy (or similar proceeding); (iii) the initiation of any insolvency proceeding; or (iv) the occurrence of any other event which would, under the terms of the Documentation, constitute a default. It is not contemplated that the GE Capital Companies will automatically exercise their respective rights to demand repurchase of any Wholesale Account(s) under this Section unless collection of such Account(s) is deemed to be unlikely. Failure on the part of any GE Capital Company to exercise such right shall not constitute a waiver of such right. Upon receipt by the applicable GE Capital Company of the full amount of the Repurchase Price for any Wholesale Account(s) and provided that NMHG is not otherwise in Default under this Agreement, the GE Capital Company will assign all of its right, title and interest in such Account(s) to NMHG (or its designee)
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all of its right, title and interest in such Account(s) to NMHG (or its designee) without recourse to, or warranty from (of any kind whatsoever), the Corporation.

Paragraphs (a) and (b) of Section 2.01 shall remain unmodified and in full force and effect.

     This Amendment shall become fully effective as of its execution by both GECC and NMHG. Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

GENERAL ELECTRIC CAPITAL                NACCO MATERIALS HANDLING
CORPORATION                             GROUP, INC.


By:/s/Illegible                         By: /s/Jeffrey C. Mattern
   ----------------------------            ------------------------------

Title: MGR. - Dealer Finance            Title: Treasurer
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